Exhibit 32.01
Section 1350 Certifications
Pursuant to 18 U. S. C. Section 1350, I, Steven M. Neil, hereby certify that, to the best of my knowledge, the Quarterly Report of Diamond Foods, Inc. on Form 10-Q for the quarter ended April 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of Diamond Foods, Inc.

/s/ Steven M. Neil
Steven M. Neil
Chief Financial and Administrative Officer Date: June 2, 2011
Pursuant to 18 U. S. C. Section 1350, I, Michael J. Mendes, hereby certify that, to the best of my knowledge, the Quarterly Report of Diamond Foods, Inc. on Form 10-Q for the quarter ended April 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of Diamond Foods, Inc.

/s/ Michael J. Mendes
Michael J. Mendes
Chairman of the Board, President and Chief Executive Officer Date: June 2, 2011
These certifications accompany this Report on Form 10-Q shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the registrant specifically incorporates them by reference.